                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PRIMEDIA INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share ("Common Stock"), of the Registrant

(2) Aggregate number of securities to which transaction applies: 254,605,461

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total Fee Paid: N/A

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(3) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

                                 PRIMEDIA Inc.

                                                              745 FIFTH AVENUE
THOMAS S. ROGERS                                                NEW YORK, NY
CHAIRMAN AND CHIEF EXECUTIVE OFFICER                                10151

                                                                  April 26, 2002

DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of PRIMEDIA Inc. (the "Company"). The meeting will be held at 10:00 a.m. on Thursday, May 16, 2002, at the Four Seasons Hotel, 57 East 57th St., New York, New York 10022.

Information regarding the business to be conducted at the meeting is set forth in the following formal Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, you will be asked to vote upon the items described in the Notice and then I will report on the Company. You will have an opportunity to meet me and the other members of senior management and to ask questions about the items under consideration as well as other matters relating to the Company's business.

Your vote is important. Therefore, after you read the Notice of Annual Meeting and Proxy Statement, please complete and return promptly the enclosed form of proxy to ensure that your shares will be represented. A return envelope is enclosed. For your convenience, you can also vote by phone or on-line. You may revoke your proxy at any time before it is exercised at the meeting. Accordingly, you should vote your proxy even if you plan to attend the meeting.

I am looking forward to receiving your proxy and meeting you on May 16.

                                          Sincerely,

                                          /s/ Thomas S. Rogers

                                 PRIMEDIA Inc.
                                745 Fifth Avenue
                            New York, New York 10151

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 16, 2002

To the Stockholders of
PRIMEDIA Inc.:

The annual meeting of stockholders of PRIMEDIA Inc. will be held on Thursday, May 16, 2002, at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022 at 10:00 a.m. to:

    (1) Elect ten directors;

    (2) Consider amending the Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million to 350 million;

    (3) Act upon the selection of auditors for the fiscal year ending December 31, 2002; and

    (4) Transact such other business as may properly come before the meeting.

Only holders of record of Common Stock, $.01 par value, at the close of business on April 5, 2001, will be entitled to vote at the meeting.

                                          Beverly C. Chell
                                          VICE CHAIRMAN AND SECRETARY

April 26, 2002

                                PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is furnished by the Board of Directors (the "Board") of PRIMEDIA Inc. (the "Company" or "PRIMEDIA" and, where appropriate, together with its subsidiaries), in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Thursday, May 16, 2002, at 10:00 a.m., at the Four Seasons Hotel, 57 East 57th St., New York, NY 10022 and at any and all adjournments thereof. Mailing of the proxy statement will commence on or about April 26, 2002. Holders of record of Common Stock, $.01 par value (the "Common Stock"), at the close of business on April 5, 2002, will be entitled to one vote for each share held on all matters to come before the meeting. On
April 5, 2001, there were outstanding 254,605,461 shares of Common Stock.

A proxy on the enclosed form may be revoked at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

VOTING AT THE MEETING

A majority of the votes entitled to vote on matters at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

Each matter to be voted on requires a majority of the votes cast, except for the amendment to the Company's Restated Certificate of Incorporation which requires a majority of the outstanding shares. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies will be kept confidential, except as necessary to meet legal requirements. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

                            ------------------------

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them each month as well as by operating and financial reports made at Board and committee meetings by the Chairman of the Board and other officers.

Regular meetings of the Board are held each calendar quarter. The organizational meeting will follow immediately after the annual meeting of stockholders. The Board held four meetings in 2001 and also acted by unanimous written consent.

COMMITTEES OF THE BOARD

Various committees of the Board have been established to assist it in the discharge of its responsibilities. Those committees are described below. The biographical information on the nominees for director set forth in this proxy statement includes regular committee memberships currently held by each nominee.

The AUDIT COMMITTEE in accordance with its duties and obligations set forth in the Audit Committee Charter attached to this proxy statement as Annex A, meets with management, the Company's independent accountants and its internal auditors to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board the engagement of the Company's independent accountants, discusses with the independent accountants their audit procedures and, in connection with determining their independence, reviews the services performed by the independent accountants. The Committee met three times in 2001. Professor Meyer Feldberg, David Bell and H. John Greeniaus are the members of the Audit Committee. All such members of the Audit Committee meet the applicable standards for independence including those set by the New York Stock Exchange. In Mr. Bell's case, the Board of Directors determined that Mr. Bell meets the requirements for independence after full disclosure of the existence of certain business relationships between the Company and the Interpublic Group of Companies, of which Mr. Bell is Vice Chairman (principally the purchase of advertising in the Company's media as an advertising agency on behalf of clients).

The COMPENSATION COMMITTEE is responsible for administering the Company's compensation programs and remuneration arrangements for its senior executives, including the chief executive officer. The Committee's Report on Executive Compensation appears elsewhere in this proxy statement. The Compensation Committee consisted of Henry R. Kravis, Michael T. Tokarz and Perry Golkin and met once in 2001. To meet the requirements for deductability of certain executive compensation under the Internal Revenue Code of 1986, as amended (the "Code"), the Company established in 1999 the Special Compensation Committee, consisting of Professor Feldberg and Mr. Greeniaus, which acted by unanimous written consent in 2001.

The EXECUTIVE COMMITTEE, which consisted of Thomas S. Rogers, Chairman, and Messrs. Kravis, Tokarz and Golkin and has authority to act for the Board on all matters during intervals between Board meetings. This committee acted by unanimous written consent during 2001.

In 2001, a SPECIAL COMMITTEE of the Board was established to function as a committee of independent directors to consider certain financing transactions between the Company and an investment fund managed by KKR. The Special Committee consisted of Messrs. Bell, Feldberg and Greeniaus. This committee met 11 times in 2001.

THE NOMINEES

It is proposed that ten directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected. Unless otherwise marked or indicated a proxy will be voted for such persons. In September 2001, Scott Kurnit resigned as a director. In addition, Mr. Tokarz has left KKR Associates and will not be standing for election. Joseph Y. Bae has been nominated to stand for election as a director at this meeting. Except for these changes, each of the nominees was elected at the last Annual Meeting as a director.

The average attendance of the Board and all of its committees during 2001 was over 90%.

Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the By-Laws to reduce the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES DESCRIBED
BELOW.

THOMAS S. ROGERS                                  Mr. Rogers is Chairman of the Board, Chief
Chairman of the Board, Chief Executive              Executive Officer and a Director of
Officer and Director                                PRIMEDIA and has served in such capacities
Age: 47                                             since October 1999, when he joined the
                                                    Company. Previously he was President of
                                                    NBC Cable from 1988 and, additionally,
                                                    Executive Vice President of NBC from 1992.
                                                    Mr. Rogers is also Chairman of the
                                                    Executive Committee.
JOSEPH Y. BAE                                     Mr. Bae is a limited partner of KKR
Director Nominee                                    Associates and has been an executive of
Age: 30                                             Kohlberg Kravis Roberts & Co. ("KKR")
                                                    since September 1996. Previously, he
                                                    worked at Goldman Sachs & Co. from 1994 to
                                                    1996. He is also a director of Shoppers
                                                    Drug Mart.
DAVID BELL                                        Mr. Bell became a director in May 2001. He
Director                                            has been the Vice Chairman of the
Age: 58                                             Interpublic Group of Companies since July
                                                    2001 and previously was the Chairman of
                                                    the Board and Chief Executive Officer of
                                                    True North Communications Inc. from 1999
                                                    through 2001. From 1994 through March
                                                    1999, he was President and Chief Executive
                                                    Officer of Bozell World Wide, a division
                                                    of True North. Mr. Bell is a member of the
                                                    Audit Committee.
BEVERLY C. CHELL                                  Ms. Chell became Vice Chairman, General
Vice Chairman, General Counsel, Secretary           Counsel and Secretary of PRIMEDIA in
and Director                                        November 1991 and a Director in March
Age: 59                                             1992.
MEYER FELDBERG                                    Professor Feldberg is Professor and Dean of
Director                                            the Columbia University Graduate School of
Age: 60                                             Business and has been since 1989. He
                                                    joined the Board in January 1997. He is
                                                    also a director of Federated Department
                                                    Stores, Inc., Revlon, Inc., and Select
                                                    Medical Corporation. He is the Chairman of
                                                    the Audit Committee and a member of the
                                                    Special Compensation Committee.
PERRY GOLKIN                                      Mr. Golkin became a Director of PRIMEDIA in
Director                                            November 1991. He is a General Partner of
Age: 48                                             KKR Associates and was a General Partner
                                                    of KKR from January 1, 1995 until
                                                    January 1, 1996 when he became a member
                                                    of the limited liability company which
                                                    serves as the general partner of KKR. He
                                                    is also a director of Walter Industries,
                                                    Inc. and Willis Group Holdings Limited.
                                                    Mr. Golkin is a member of the Compensation
                                                    and Executive Committees.
H. JOHN GREENIAUS                                 Mr. Greeniaus is the former Chairman and
Director                                            Chief Executive Officer of Nabisco, Inc.
Age: 57                                             He became a director in June 1998. He is
                                                    also a director of Interpublic Group of
                                                    Companies, Inc. and Pennzoil-Quaker State
                                                    Company. He is a member of the Audit
                                                    Committee and the Special Compensation
                                                    Committee.

HENRY R. KRAVIS                                   Mr. Kravis became a Director of PRIMEDIA in
Director                                            November 1991. He is a Founding Partner of
Age: 58                                             KKR and KKR Associates. Effective
                                                    January 1, 1996, he became a managing
                                                    member of the Executive Committee of the
                                                    limited liability company which serves as
                                                    the general partner of KKR. He is also a
                                                    director of Accuride Corporation, Alliance
                                                    Imaging, Inc., Amphenol Corporation,
                                                    Borden Chemical Inc., The Boyd's
                                                    Collection Ltd., Evenflo Company, Inc. The
                                                    Gillette Company, IDEX Corporation,
                                                    KinderCare Learning Centers, Inc., Regal
                                                    Cinemas, Inc., Sotheby's Holdings, Inc.,
                                                    Spaldings Holdings Corporation, Willis
                                                    Group Holdings Limited and Mr. Kravis is
                                                    Chairman of the Compensation Committee and
                                                    serves on the Executive Committee.
CHARLES G. MCCURDY                                Mr. McCurdy became President and a Director
President and Director                              of PRIMEDIA in November 1991 and was also
Age: 46                                             Treasurer from 1991 to August 1993.
GEORGE R. ROBERTS                                 Mr. Roberts became a Director of PRIMEDIA in
Director                                            March 1992. He is a Founding Partner of
Age: 58                                             KKR and KKR Associates. Effective
                                                    January 1, 1996, he became a managing
                                                    member of the Executive Committee of the
                                                    limited liability company which serves as
                                                    the general partner of KKR. He is also a
                                                    director of Accuride Corporation, Alliance
                                                    Imaging, Inc., Amphenol Corporation,
                                                    Borden Chemical, Inc., The Boyd's
                                                    Collection Ltd., DPL Inc., Evenflo Company
                                                    Inc., IDEX Corporation, KinderCare
                                                    Learning Centers, Inc., Owens-Illinois,
                                                    Inc., Safeway, Inc., Spaldings Holdings
                                                    Corporation and Willis Group Holdings
                                                    Limited.

Messrs. Kravis and Roberts are first cousins.

COMPENSATION OF DIRECTORS

Directors who are full-time employees of the Company receive no additional compensation for services as a director. In 2001, non-employee directors received an annual all inclusive fee of $45,000 for all services on the Board
and all committees. That fee has been unchanged since     .

In connection with serving on the Special Committee of the Board, each of Messrs. Bell, Feldberg and Greeniaus received $45,000.

A non-employee director may elect to defer all or part of the fee. Deferred amounts are "credited" to an unfunded cash account or Common Stock equivalent account, as selected by the director. Interest, at PRIMEDIA's average borrowing rate, is credited quarterly for bookkeeping purposes to a director's cash account. Subject to certain restrictions, a director is permitted to take distributions in cash from a cash account or in shares of Common Stock or cash equivalent to the then value of credited shares, at the Company's option, in whole or in part, from his account following retirement or termination of service. Three of the non-employee directors have elected to defer their fees in Common Stock equivalents.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
TO OUR STOCKHOLDERS:

The Compensation Committee is responsible for administering executive compensation programs that are designed to:

   - Match the Company's compensation plans to its business strategies as well as the external business environment;

   - Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives;

   - Maximize profitability through growth and cost efficiency, balancing appropriately the short-term and long-term goals of the Company;

   - Align the interests of executives with those of stockholders through the use of equity-based incentive awards to link a significant portion of compensation to stockholder value; and

   - Target executive compensation at a level sufficient to insure PRIMEDIA's ability to attract and retain superior executives.

The Committee believes that compensation for executive officers should be linked to performance. To achieve correlation between executive compensation and performance, the Company targets a significant portion of the compensation paid to an executive officer, assuming performance targets are met, to be at-risk incentive compensation directly related to the performance of the Company, its business units and its Common Stock. This includes annual and longer term cash bonuses, restricted stock awards, and stock option grants.

BASE SALARY. Base salary is based on a qualitative evaluation of a variety of factors, including level of responsibility and individual performance. It is the policy of the Committee to review base salary of its most senior executives no more frequently than every 14 to 20 months. Other than Mr. Robert Metz, CEO of the Consumer Guide Group and Mr. Rogers none of the named executives received salary increases during 2001.

ANNUAL INCENTIVES. Annual cash bonuses, principally contingent on meeting revenue, earnings and cash flow performance targets, are provided to senior executives and middle-managers. For 2001, over 1,000 senior executives and middle managers participated in the Company's various executive incentive plans. Each participant's incentive bonus opportunity is specially designed to reflect the participant's personal performance and performance of the entity of which the participant is part. Bonuses consider both financial performance of the participant's business and personal performance. Because of the poor operating performance of certain of the Company's businesses, total bonuses for the Company for 2001 are down substantially from 2000. Other than Mr. Metz, CEO of the Consumer Guide Group, whose group performed on or better than target, and Mr. John Loughlin, CEO of the Consumer Magazine and Internet Group, whose group met one of their financial targets, none of the named executives received a bonus for 2001.

LONG-TERM PERFORMANCE AWARDS. The Company's 1992 Stock Purchase and Option Plan as amended (the "Stock Option Plan") provides that stock options, restricted stock and performance awards may be granted to key executives who contribute to the growth and profitability of the Company. During 2001, stock options were granted under the Stock Option Plan and both restricted stock and options are outstanding under the Plan. During 2001, stock options to purchase 50 shares of Company stock were granted to most employees of the Company who had not previously received an option grant. These options were intended to enable employees not previously considered for option grants to benefit from their contribution to improving the financial performance of the Company.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
OFFICER. Mr. Rogers' compensation in 2001 was paid in accordance with the terms of his employment agreement entered into when he joined the Company in 1999. For calendar year starting in 2001, it was determined that the Company did not perform well enough for Mr. Rogers to receive any bonus. The terms of Mr. Rogers' employment agreement are described under Certain Relationships and Related Transactions elsewhere in this proxy statement.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY AND OTHER MATTERS. Section 162(m) of the Code generally limits to $1,000,000 the annual tax deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken, to the extent it believes feasible, appropriate actions to preserve the deductibility of annual incentive, long-term performance, restricted stock and stock option awards. However, notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible if it believes that it is in the best interests of the Company and its stockholders. As the Company is not currently a taxpayer for federal income tax purposes, the loss of deductibility does not have a current effect on the Company.

                                          COMPENSATION COMMITTEE
                                          Henry R. Kravis, Chairman
                                          Perry Golkin
                                          Michael T. Tokarz

                               PERFORMANCE GRAPH

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1996
                           WITH DIVIDENDS REINVESTED

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           DEC-96  DEC-97  DEC-98  DEC-99  DEC-00  DEC-01
Primedia Inc.                $100    $117    $110    $153    $111     $40
S&P < 500                    $100    $133    $171    $208    $189    $166
New Peer Group (5 Stocks)    $100     $86     $94    $120    $108     $77
Old Peer Group (7 Stocks)    $100    $120    $150    $165    $182    $179

                               SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

The above graph assumes a $100 investment on December 31, 1996, and reinvestment of all dividends, in the Company Common Stock, the S&P 500 Index and a composite peer group of consisting of Emmis Communications Corp., Martha Stewart Living Omnimedia, Inc. (beg 2Q00), Meredith Corp., Penton Media, Inc. (beg 4Q98) and Reader's Digest Association Inc. (Class A).(1)

(1) The Company has determined that as a result of charges in the business of the Company, as well as changes in the industry, it is appropriate to compare the Company to a new composite peer group.

                                                DEC-96     DEC-97     DEC-98     DEC-99     DEC-00     DEC-01
                                               --------   --------   --------   --------   --------   --------
Primedia Inc.................................    $100       $117       $110       $153       $111       $ 40
S&P -C- 500..................................    $100       $133       $171       $208       $189       $166
New Peer Group (5 Stocks)....................    $100       $ 86       $ 94       $120       $108       $ 77
Old Peer Group (7 Stocks)....................    $100       $120       $150       $165       $182       $179

The old composite peer group consists of Harcourt General Inc. (thru 2Q01), Houghton-Mifflin Co. (thru 2Q01), John Wiley & Sons (Class A), Meredith Corp., McGraw-Hill Companies, Reader's Digest Association Inc. (Class A), and Scholastic Corp.

Copyright -C- 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

EXECUTIVE COMPENSATION TABLE

The following table shows, for the fiscal years ending December 31, 1999, 2000 and 2001 the compensation paid by the Company to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company in 2001 in all capacities in which they served:

                                                                            LONG-TERM COMPENSATION
                                                                    ---------------------------------------
                                                                              AWARDS              PAYOUTS
                                            ANNUAL COMPENSATION     --------------------------   ----------
   NAME AND PRINCIPAL(1)                  -----------------------                   RESTRICTED   LONG-TERM       ALL OTHER
         POSITION                YEAR       SALARY      BONUS(2)    STOCK OPTIONS     STOCK       PLAN(3)     COMPENSATION(3)
---------------------------    --------   ----------   ----------   -------------   ----------   ----------   ----------------
Thomas S. Rogers...........      2001      1,248,463           --            --            --           --         10,200
  Chairman and Chief             2000     $1,200,004   $1,300,000            --            --           --        $12,000
  Executive Officer              1999        207,693      400,000     5,000,000     1,380,711           --             --

Charles G. McCurdy.........      2001        699,998           --     1,000,000            --     $117,600         10,200
  President                      2000     $  679,803   $  419,783            --            --      105,000        $62,446
                                 1999        624,988      404,702       125,000            --                      53,376

Beverly C. Chell...........      2001        699,998           --            --            --           --         10,200
  Vice Chairman, General         2000     $  669,037   $  692,116            --            --     $117,600        $60,675
  Counsel and Secretary          1999        585,000      378,809        65,000            --       98,280         50,092

David G. Ferm..............      2001        697,690           --        40,000            --           --          5,100
  Executive Vice President       2000     $  557,306   $  348,166       250,000            --           --             --
  and CEO--Business to           1999             --           --            --                                        --
  Business Group

John P. Loughlin...........      2001        699,998   $  538,024       120,000            --           --         10,200
  Executive Vice President       2000     $  519,614           --       150,000            --           --             --
  and CEO--Consumer              1999             --                         --            --           --             --
  Magazine and Internet
  Group

Robert C. Metz.............      2001        399,525      412,186        95,000            --           --          6,800
  Executive Vice President       2000        374,998      555,851            --            --           --          8,850
  and CEO--Consumer Guide        1999        354,702      374,070        20,000            --           --          8,655
  Group

------------------------------
(1) In 2001, Scott Kurnit, who resigned as an officer and director in September 2001, was paid $1,788,966.

(2) During the calendar year ended December 31, 2001, all executive officers participated in the Company's executive incentive and discretionary performance plans. Under these plans, cash awards are contingent and are based on various factors including earnings performance and cash flow of the Company (or in the case of Messrs. Loughlin, Metz and Ferm, the revenues, earnings and cash flow of the operations they respectively manage) and the executive's individual performance during the calendar year in question as evaluated by the committee overseeing the Executive Incentive Plan.

(3) Payments are contingent based on the attainment of cash flow targets pursuant to the Long-Term Plan.

(4) Represents contributions made by the Company for the benefit of the executives to the PRIMEDIA Thrift and Retirement Plan, a defined contribution plan covering most of the Company's employees and the PRIMEDIA Restoration Plan, a deferred unfunded program restoring to employees the amount of the Company contribution to the PRIMEDIA Thrift and Retirement Plan which the Company was not permitted to contribute because of the limit on contributions to qualified plans under the Code. For the fiscal year ended December 31, 2001, the Company suspended contributions to the Restoration Plan and contributions listed above for 2001 were credited to the Thrift and Retirement Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR (1)

                                              INDIVIDUAL GRANTS
                           -------------------------------------------------------      POTENTIAL REALIZABLE VALUE AT
                              NUMBER        % OF TOTAL                                  ASSUMED ANNUAL RATES OF STOCK
                           OF SECURITIES      OPTIONS                                  PRICE APPRECIATION FOR TEN-YEAR
                            UNDERLYING      GRANTED TO      EXERCISE                           OPTION TERM (3)
                              OPTIONS      EMPLOYEES IN    PRICE PER    EXPIRATION   ------------------------------------
          NAME              GRANTED (2)     FISCAL YEAR      SHARE         DATE         0%          5%            10%
          ----             -------------   -------------   ----------   ----------   --------   -----------   -----------
Thomas S. Rogers.........           --            --              --          --        $0               --            --

Charles G. McCurdy.......    1,000,000            --         17.4375     1/18/10         0      $10,966,400   $27,790,900

Beverly C. Chell.........           --            --              --          --         0               --            --

David G. Ferm............       40,000            --            1.85     10/5/11         0           46,450   $   117,936

John P. Loughlin.........      120,000            --            1.85     10/5/11         0          139,620       353,808

Robert C. Metz...........       95,000                          1.85     10/5/11                $   110,533   $   280,098

Increase in market value of PRIMEDIA common stock for all            5% (to                    10% (to
stockholders at assumed annual rates of stock price              $7.0857/share)            $11.2828/share)
appreciation (as used in the table above) from $4.35 per          $669,109,521             $1,695,654,673
share, over the ten-year period, based on approximately
244.6 million shares outstanding on December 31, 2001.

------------------------------
(1) No Stock Appreciation Rights (SARs) were granted to the named executive officers during 2001.

(2) Included in the total aggregate exercise price of the grants made to Mr. Metz is approximately $100,000 of Incentive Stock Options, which become exercisable along with the balance of their grants in four equal installments commencing on the first anniversary date.

(3) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                             OPTIONS/SARS AT FISCAL           IN-THE-MONEY OPTIONS/
                                SHARES                              YEAR-END               SARS AT FISCAL YEAR-END(1)
                             ACQUIRED ON       VALUE      -----------------------------   -----------------------------
           NAME              EXERCISE (#)     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             --------------   ----------   ------------   --------------   ------------   --------------
Thomas S. Rogers..........      --               --        3,562,508       1,437,492      $         0       $     0
Charles G. McCurdy........     115,256       $             2,241,042         875,000                0             0
Beverly C. Chell..........      --               --        1,743,484          39,000                0             0
David G. Ferm.............      --               --           50,000         240,000                0             0
John P. Loughlin..........      --               --           30,000         240,000                0             0
Robert C. Metz............                                    74,000         111,000                0             0

------------------------------
(1) The Company's stock price on December 31, 2001 was $4.35 per share.

LONG-TERM INCENTIVE PLAN AWARDS

The Long-Term Plan was cancelled effective May 2000.

PRIMEDIA EMPLOYEE STOCK PURCHASE PLAN

Effective March 29, 2000, the Executive Committee of the Board of Directors and a majority of the stockholders, by written consent, approved and adopted an employee stock purchase plan designed to give employees a greater stake in the Company through increased stock holdings. The following summary describes features of the PRIMEDIA Employee Stock Purchase Plan (the "Plan").

The Plan became effective March 29, 2000 and 5,000,000 shares of Common Stock ($0.01 par value) were reserved for issuance under the Plan. The Plan has a duration of six years, subject to earlier termination by the Board of Directors.

The Plan permits employees to purchase PRIMEDIA Common Stock through payroll deductions during six month periods beginning on January 1 and July 1 (each, an "Offering Period").

Eligible employees on each offering date are able to purchase full shares through payroll deductions of between 2% and 5% of salary, but in no event shall the fair market value of the shares purchased under the Plan by an employee, as measured as of the first day of each applicable Offering Period, exceed $25,000 in any calendar year. The price an employee pays will be the lesser of 90% of the price on the first business day of each Offering Period or 90% of the price on the last business day of the applicable pay period. Shares for the Plan may be sourced from shares purchased in the open market, treasury shares or authorized and unissued shares. Eligibility was extended to all regular and certain other employees of the Company and of its subsidiaries, as defined in the Plan. Messrs. Rogers and Loughlin participate in the Plan.

The Plan is administered by a committee composed of senior management. The Plan may be amended by the Board of Directors but may not be amended, without prior stockholder approval, to increase the number of shares or to reduce the purchase price per share. The proceeds of the sale of stock and of administrative fees received under the Plan constitute general funds of the Company and may be used by it for any purpose. The Plan provides for proportionate adjustments to reflect stock splits, stock dividends or other changes in the capital stock.

On December 31, 2001, the Company's Common Stock closed at $4.35 on the New York Stock Exchange, a price lower than on July 1, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consisted of Messrs. Kravis, Tokarz and Golkin in 2001, none of whom has ever been an officer or employee of the Company. Each of Messrs. Kravis and Golkin are, and Mr. Tokarz was, a general partner of KKR Associates and members of KKR 1996 GP LLC, the general partners of the partnerships, which own as of March 31, 2002, approximately 62% of the outstanding Common Stock. As general partners of KKR Associates and members of KKR 1996 GP LLC, Messrs. Kravis, Tokarz and Golkin may be deemed to share beneficial ownership of the Common Stock beneficially owned by KKR Associates; however, they disclaim such beneficial ownership. See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

FINANCING ARRANGMENTS--CONTRACTUAL OBLIGATIONS

On August 24, 2001, the Company acquired, by merger, 100% of the outstanding common stock of the publishing business of EMAP. The total consideration was $525 million including warrants to acquire 2,000,000 shares of the Company's common stock at $9 per share.

The Company financed the acquisition of EMAP in part by issuing 1,000,000 shares of Series J Convertible Preferred Stock to KKR 1996 Fund (a partnership associated with KKR) for $125 million. In addition, KKR 1996 Fund purchased from the Company $125 million of common stock and Series K Convertible Preferred Stock, both at a price per share equal to $4.70. This resulted in an additional 10,800,000 shares of common stock and 15,795,745 shares of Series K Convertible Preferred Stock. On September 27, 2001, all of the issued and outstanding shares of the Series K Convertible Preferred Stock were, in accordance with their terms, converted into 15,795,745 shares of the Company's common stock.

In connection with the equity financing by KKR 1996 Fund, the Company paid KKR 1996 Fund a commitment fee consisting of warrants to purchase 1,250,000 shares of common stock of the Company at an exercise price of $7 per share, subject to adjustment, and a funding fee consisting of warrants to purchase an additional 2,620,000 shares of the Company's common stock at an exercise price of $7 per share, subject to adjustment. These warrants may be exercised after the first anniversary of the grant date and expire on August 24, 2011 or upon a change in control, as defined. In addition, the Company may be required to issue to KKR 1996 Fund additional warrants to purchase up to 4,000,000 shares of the Company's common stock at an exercise price of $7 per share, subject to adjustment. The issuance of the additional 4,000,000 warrants is contingent upon the length of time that the Series J Convertible Preferred Stock is outstanding. If the Series J Convertible Preferred Stock is outstanding for three, six, nine or twelve months from the date of issuance, KKR 1996 Fund will receive the additional warrants to purchase 250,000, 1 million, 1.25 million and
1.5 million shares of common stock, respectively. Accordingly, during November 2001, the Company issued to KKR 1996 Fund additional warrants to purchase 250,000 shares of the Company's common stock. The Company ascribed a value of $498,000 to these warrants using the Black Scholes pricing model. These warrants expire ten years from the date of issuance or upon a change in control.

All of the above described financing transactions between the Company and KKR were reviewed by and recommended for approval by the Special Committee of the Board which retained its own counsel and investment banker to advise it as to the financing transactions.

From time to time, KKR, which is an affiliate of KKR Associates, may receive customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. In addition, KKR renders management, consulting, acquisition and financial services to the Company for an annual fee of $1 million payable quarterly in arrears. The Company believes that this fee is no less favorable than that which could be obtained for comparable services from unaffiliated third parties. Partners of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary director's fees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 1999, Mr. Rogers and the Company entered into a four year employment agreement providing for annual salary of $1,200,000, an annual target performance bonus of $800,000 and a potential annual discretionary bonus of up to $1 million based on extraordinary performance. The agreement provides for the grant of restricted stock and stock options as described in the Executive Compensation Table above. Mr. Rogers also has the right to 3% of the equity of any internet ventures formed by the Company in the form of stock options at the option exercise price at which options are initially being granted and to purchase an additional 2% of the equity of such internet ventures at a price per share equal to the option exercise price.

On April 5, 2001 PRIMEDIA sold the capital stock of QWIZ, Inc. and QWIZ (UK) Limited to QWIZ Acquisition Corporation (QWIZ Acquisition) in exchange for
$7 million in cash PLUS preferred stock of QWIZ Acquisition having a liquidation value of $3 million. Mr. Tokarz, one of PRIMEDIA's directors, owns more than 10% of QWIZ Acquisition.

In April 2001, Ms. Chell entered into an agreement with the Company pursuant to which she became eligible for an additional annual discretionary bonus based on performance of certain start-up business areas for the Company. In addition, pursuant to the agreement, Ms. Chell is entitled to certain retirement benefits and was granted options to purchase stock in certain internet ventures of the Company.

In April 2002, Mr. McCurdy entered into a four year employment agreement providing for annual salary of $700,000 and an annual target performance bonus of $385,000. The agreement provides for the grant of stock options as described in the Executive Compensation table above.

On September 17, 2001, Mr. Kurnit agreed that his employment with the Company would terminate effective December 31, 2002 and he resigned from the Board effective September 17, 2001. Mr. Kurnit earned $439,583 in salary for 2001. Pursuant to the agreement relating to his termination, one half of the restricted shares and stock options granted pursuant to his employment agreement vested on December 31, 2001 and the other half of each were forfeited. On February 18, 2001, those vested options expired unexercised. Pursuant to such agreement, Mr. Kurnit was paid $1,349,383 on April 1, 2002. Commencing
January 1, 2002 through February 18, 2004, Mr. Kurnit will receive monthly payments equal to $25,000.

In March 2000, Mr. Loughlin and the Company entered into a three year employment agreement providing for annual salary of $700,000, an annual target performance bonus of $420,000 and a sign on bonus of $250,000. The agreement provides for the grant of stock options as described in the Executive Compensation Table above. Mr. Loughlin also has the right to .67% of three internet ventures in the form of stock options at the option exercise price of $.50 per share.

In February 2002, a long-term compensation plan was established for Mr. Metz and three other senior executives in the Consumer Guide Group. Under this plan, Mr. Metz has target payouts of $100,000, $150,000 and $450,000 in 2002, 2003 and
2004, respectively. This plan replaced a prior long-term plan. Payment of any amount is contingent on the Consumer Guide Group achieving certain financial targets.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 2002 by (i) each beneficial owner of more that five percent of the Company's outstanding Common Stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group.

                                                                  NUMBER OF
                                                             SHARES BENEFICIALLY
NAME                                                             OWNED(1)(2)       PERCENTAGE
----                                                         -------------------   ----------

KKR Associates (3)
  9 West 57th Street
  New York, New York 10019.................................      106,886,265         41.98%

KKR 1996 GP LLC(4)
  9 West 57th Street
  New York, New York 10019.................................       49,190,039         19.32

Joseph Y. Bae(3)...........................................               --          *

Beverly C. Chell(2)........................................        2,138,357          *

Meyer Feldberg.............................................           55,000          *

Perry Golkin (3)(4)........................................           33,660          *

H. John Greeniaus..........................................          140,497          *

Henry R. Kravis (3)(4).....................................               --          *

Charles G. McCurdy (2)(5)..................................        2,870,643           1.2

George R. Roberts (3)(4)...................................           30,660          *

Thomas S. Rogers (2).......................................        5,435,660           2.2

All directors and executive officers as a group
  (17 persons).............................................       11,308,977          4.62%

------------------------

 * Less than one percent.

(1) For purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Of the shares shown as owned, 3,875,006, 2,441,042 and 1,743,484 shares, respectively, for Messrs. Rogers, McCurdy and Ms. Chell are in fact represented by Options which were either exercisable on March 31, 2002 or become exercisable within 60 days thereafter.

(3) Shares of Common Stock shown as owned by KKR Associates are owned of record by MA Associates, L.P., FP Associates, L.P., Magazine Associates, L.P., Publishing Associates, L.P., Channel One Associates, L.P., KKR 1996 Fund L.P., and KKR Partners II, L.P., of which KKR Associates is the sole general partner and as to which it possessed sole voting and investment power. Messrs. Kravis, Roberts, Tokarz and Golkin (directors of PRIMEDIA) and Paul
    E. Raether, Robert I. MacDonnell Michael W. Michelson, James H. Greene, Edward A. Gilhuly, Michael Tokarz and Scott M. Stuart, as the general partners of KKR Associates, may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates. Such persons disclaim beneficial ownership of such shares. Mr. Bae is a limited partner of KKR Associates and an executive of KKR. He disclaims beneficial ownership of such shares.

(4) Shares of Common Stock shown as owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P. and possesses sole voting and investment power. Messrs. Kravis, Roberts and Golkin (directors of PRIMEDIA) and Paul E. Raether, Michael W. Michaelson, James H. Greene, Michael Tokarz, Edward A. Gilhuly, Scott M. Stuart, Todd Fisher, Johannes Huth, Alexander Navab and Neil Richardson are the members of KKR 1996 GP LLC. Messrs. Kravis and Roberts constitute the management committee of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such shares. Mr. Bae is a limited partner of KKR Associates and an executive of KKR. He disclaims beneficial onwership of such shares.

(5) Includes 160,000 shares held in trust for his minor children.

      CONSIDERATION OF APPROVAL OF AN INCREASE IN AUTHORIZED COMMON STOCK

On March   , 2002, the board of directors unanimously approved an amendment to the Company's certificate of incorporation to permit the Company to issue up to an additional 50 million shares of common stock. The board directed that the amendment be voted on by stockholders. The form of the proposed amendment is attached to this proxy statement as Annex B.

The Company is currently permitted to issue up to an aggregate of 250 million shares of common stock. As of April 5, 2002, 254,605,461 shares of common stock were issued and outstanding.

The Board on December   , 2001, approved the exchange of shares of the Company's
common stock for up to $100 million of aggregate redemption value of the Company's outstanding preferred stock at a substantial discount. Through
April 3, 2002, the Company had exchanged $62,066,400 million of redemption value of its preferred stock for 11,758,797 shares of its common stock; the equivalent of selling common stock at an average $3.22 per share price. Assuming the remainder of the $100 million of preferred stock is exchanged at similar discounts the Company, the Company would have virtually no authorized but unissued shares of its common stock. The board believes the remaining authorized but unissued shares do not provide the Company with an appropriate level of authorized common stock in the event of unanticipated events. Therefore, the board would like to increase the number of shares of common stock that the Company can issue for possible acquisitions, financings and other corporate purposes.

Other than such preferred stock exchange, the Company does not currently plan to issue any of the additional shares of common stock and is subject to some restrictions on its ability to do so. New York Stock Exchange Rules require stockholder approval of issuances of common stock under certain circumstances including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding. The board can issue shares from time to time in accordance with Securities and Exchange Commission and New York Stock Exchange rules without obtaining the approval of stockholders.

Newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to receive dividends paid by the Company. Although the authorization would not, in itself, have any effect on your rights as a stockholder, issuance of additional shares of common stock for other than a stock split or dividend could, under certain circumstances, have a dilutive effect on voting rights and earnings per share.

The increase in the Company's authorized share capital must be approved by the affirmative vote a majority of all outstanding shares of common stock.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE TO 350 MILLION THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

                             SELECTION OF AUDITORS

The Audit Committee has recommended to the Board that Deloitte & Touche LLP, which firm has been the independent accountants of the Company since the Company's inception in 1992, (and its predecessors from 1989) be continued as auditors for the Company. The stockholders are being asked to approve the Board's decision to retain Deloitte & Touche LLP for the fiscal year ending December 31, 2001. A representative of Deloitte & Touche LLP will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer questions.

ACCOUNTING FEES

The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2001 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

Audit Fees..................................................  $3,843,000

Audit Related Fees

  SEC Filings...............................................  $  466,000

  Divestiture Audit.........................................  $  200,000

  Due Diligence and Other Acquisition-related Services......  $1,014,000

  Other.....................................................  $   83,000
                                                              ----------

  Total Audit Related.......................................  $1,763,000
                                                              ----------

  Total Audit and Audit Related.............................  $5,606,000
                                                              ==========

Non-audit Related Fees

  Consulting:

    Implementation of Forecasting Process and ERP
      Financials............................................  $  610,000

    Evaluation of ERP Business Case.........................  $  186,000

    Help Desk/Desk-top Outsourcing..........................  $  267,000

    Telecommunications Project..............................  $  132,000

      Subtotal Consulting...................................  $1,195,000
                                                              ----------

    Tax Services............................................  $   45,000

    Other...................................................  $   94,000
                                                              ----------

      Total Non-audit.......................................  $1,334,000
                                                              ==========

AUDIT COMMITTEE REPORT

In accordance with the written charter, attached hereto as Annex A, the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of PRIMEDIA Inc. (Company). During year 2001, the Committee met three times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself to the auditors' independence. The Audit Committee determined that the Company should not retain the independent auditors for any consulting projects unless related to the audit function such as preacquisition audits or for tax services.

The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The Audit Committee responsibility is to monitor and review the financial processes and procedures designed to insure compliance with accounting standards and applicable laws and regulations.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: March   , 2002

                                      NAME OF COMMITTEE
                                      CHAIR, Chair
                                      Dean Meyer Feldberg

                                      /s/ Dean Meyer Feldberg
                                      NAMES OF COMMITTEE
                                      MEMBERS
                                      H. John Greeniaus

                                      /s/ H. Joh Greeniaus

                                      David Bell

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF AUDITORS.

                                 OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Georgeson & Co., at an anticipated cost less than $5,000, plus reimbursement of out-of-pocket expenses.

Under the federal securities laws, the Company's directors, officers and ten percent stockholders are required to report to the Securities and Exchange Commission and the New York Stock Exchange, by specific dates, transactions and holdings in the Company's Common Stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that during fiscal 2001 all these filing requirements were satisfied.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including certified financial statements and all other information required to be included in an annual report to shareholders, has been furnished to all persons who were shareholders of the Company on the record date for the Annual Meeting of Stockholders.

                              2003 ANNUAL MEETING

For a stockholder to bring matters before the 2003 Annual Meeting, notice must be received by the Company within the time limits described below. The notice must include a description of the proposed business, the reasons therefore and other specified matters. For a matter to be included in the Company's proxy statement and proxy for the 2003 Annual Meeting, notice must be received by the Company on or before January 25, 2003. In each case, the notice must be given to the Secretary of the Company, whose address is 745 Fifth Avenue, New York, New York, 10151. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

                                          Beverly C. Chell
                                          VICE CHAIRMAN AND SECRETARY

April   , 2002

                                    ANNEX A

                            AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgement. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.

RESPONSIBILITIES

The audit committee's primary responsibilities include:

    - Primary input into the recommendation to the board for the selection and retention of the independent accountant that audits the financial statements of the corporation. In the process, the committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountant full access to the committee (and the board) to report on any and all appropriate matters.

    - Provision of guidance and oversight to the internal audit function of the corporation, including review of the organization, plans and results of such activity.

    - Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

    - Discussion with management and the auditors of the quality and adequacy of the Company's internal controls.

    - Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.

                                    ANNEX B

PROPOSED AMENDMENT TO PRIMEDIA'S RESTATED CERTIFICATE OF INCORPORATION

Article FOURTH is hereby deleted in its entirety and replaced with the following:

FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 400 million shares, consisting of 350 million shares of Common Stock, par value $.01 per share, and 50 million shares of Preferred Stock, par value $.01 per share.

                                      B-1
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                     TWO ALTERNATE WAYS TO VOTE YOUR PROXY
                          VOTE BY TELEPHONE OR INTERNET
                         24 HOURS A DAY - 7 DAYS A WEEK
               SAVE YOUR COMPANY MONEY - IT'S FAST AND CONVENIENT


              TELEPHONE                                     INTERNET                                  MAIL
              ---------                                     --------                                  ----
              1-866-257-2279                      https:/www.proxyvotenow.com/prm          o Mark, sign and date your Proxy
       o Use any touch-tone telephone.          o Go to the website address                  Card.
       o Have your Proxy Form in hand.     OR     listed above.                      OR    o Detach card from Proxy Form.
       o Enter the Control Number located       o Have your Proxy Form in hand.            o Return the card in the postage-
         in the box below.                      o Enter the Control Number located           paid envelope provided.
       o Follow the simple recorded               in the box below.
         instructions.                          o Follow the simple instructions.

                                                                               ----------------------------------------------------
      Your telephone or internet vote authorizes the named                      If you have submitted your proxy by telephone or
      proxies to vote your shares in the same manner as if                      the internet there is no need for you to mail back
      you marked, signed and returned the proxy card.                           your proxy.
                                                                               ----------------------------------------------------



                                                                                      ------------------------------------
                                                                                               CONTROL NUMBER FOR
                                                                                          TELEPHONE OR INTERNET VOTING
                                                                                      ------------------------------------


              1-866-257-2279
CALL TOLL-FREE TO VOTE o IT'S FAST AND CONVENIENT

                    v DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET v
----------------------------------------------------------------------------------------------------------------------------

/ /   MARK, SIGN, DATE AND RETURN
      THE PROXY CARD PROMPTLY                     /X/
      USING THE ENCLOSED ENVELOPE.       Votes must be indicated
                                        (x) in Black or Blue ink.

1. Election of Directors

  FOR all nominees  / /        WITHHOLD AUTHORITY to vote   / /       *EXCEPTIONS  / /
  listed below                 for all nominees listed below

NOMINEES 01 - Thomas S. Rogers, 02 - Joseph Y. Bae, 03 - David Bell, 04 - Beverly C. Chell,
         05 - Meyer Feldberg, 06 - Perry Golkin, 07 - H. John Greeniaus, 08 - Henry R.
         Kravis, 09 - Charles G. McCurdy, 10 - George R. Roberts.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

* Exceptions ___________________________________________________________________________

                                                              FOR    AGAINST    ABSTAIN

2.  To approve the amendment to the Restated                  / /      / /         / /
    Certificate of Incorporation to increase
    the number of authorized shares of common
    stock from 300 million to 350 million.

                                                              FOR    AGAINST    ABSTAIN
3.  To ratify and approve the selection by the Board of
    Directors of Deloitte & Touche LLP as independent         / /      / /         / /
    public accountants for the Company for the
    fiscal year ending December 31, 2002.

4.  Transact such other business as may properly come before the meeting.

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

             To change your address, please mark this box.   / /


---------------------------
   SCAN LINE
---------------------------

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date           Share Owner sign here              Co-Owner sign here
--------------------------------------------   ---------------------------------

--------------------------------------------   ---------------------------------
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          PRIMEDIA INC.
          745 FIFTH AVENUE
          NEW YORK, NEW YORK 10151                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                                             TO BE HELD MAY 16, 2002

          Dear Stockholder:

          The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Thursday, May 16, 2002 at The
          Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

              (1) To elect ten directors to the Board of Directors
              (2) To approve amending the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million to 350 million;
              (3) To approve selection of independent public accountants for the fiscal year ending December 31, 2002;
                  and
              (4) Transact such other business as may properly come before the meeting.

          Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 5, 2002 will be entitled to vote at the meeting or any adjournment thereof.

          TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD ON THE REVERSE SIDE, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                                                 BY ORDER OF THE BOARD OF DIRECTORS

                                                                 /s/ Beverly C. Chell

                                                                 BEVERLY C. CHELL
                                                                 VICE CHAIRMAN AND SECRETARY

-------------------------------------------------------------------------------------------------------------------

            PRIMEDIA Inc.

                                                                                      PROXY CARD
            ------------------------------------------------------------------------------------
                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                                 PRIMEDIA INC.
                                    FOR THE ANNUAL MEETING ON MAY 16, 2002

                    The undersigned appoints Maureen Sheehan and Christopher
                Fraser, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 16, 2002, and at any adjournment or postponement thereof, as indicated on the reverse side.

                    This proxy, when properly executed, will be voted in the
                manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

                                                     PRIMEDIA INC.
                                                     P.O. BOX 11283
                                                     NEW YORK, N.Y. 10203-0283




                    (Continued, and to be signed and dated on reverse side.)
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